Exhibit (j)(4)

POWER OF ATTORNEY
VAN ECK FUNDS

          KNOW ALL MEN BY THESE PRESENTS, that Jan F. van Eck nominates, constitutes and appoints Joseph McBrien, Bruce Smith and Jonathan R. Simon (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, for him and on his behalf and in his place and stead in any way and all capacities, to make, execute and sign all amendments and supplements to the Registration Statement on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940 of Van Eck Funds (the “Trust”), and to file the same with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of common stock of the Trust, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them, full power and authority to perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the undersigned himself might or could do.

          IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 22nd day of November, 2010.

/s/ Jan F. van Eck

Jan F. van Eck
Chief Executive Officer and President